As filed with the Securities and Exchange Commission on January 12, 2007.

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

JUNIPER PARTNERS ACQUISITION CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-2278320
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

56 West 45th Street, Suite 805 New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. □

Securities Act registration statement file number to which this form relates:	333-123050
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered

Series A Units, each consisting of two shares of common stock, par value $.0001 per share, five Class W Warrants and five Class Z Warrants

Series B Units, each consisting of two shares of Class B common stock, par value $.0001 per share, one Class W Warrant and one Class Z Warrant

Common Stock, $.0001 par value per share

Class B Common Stock, $.0001 par value per share

Class W Warrants

Class Z Warrants

The NASDAQ Stock Market, LLC The NASDAQ Stock Market, LLC The NASDAQ Stock Market, LLC The NASDAQ Stock Market, LLC The NASDAQ Stock Market, LLC The NASDAQ Stock Market, LLC

Securities to be registered pursuant to Section 12(g) of the Act:
(Title of Class)

(Title of Class)

This amendment is being filed to change Juniper Partners Acquisition Corp. from being a company registered under Section 12(g) of the Securities Exchange Act of 1934 to being registered under Section 12(b) of the Securities Exchange Act of 1934.

Item 1.

Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the heading “Description of Securities” in the registration statement to which this Form 8-A relates (File No. 333-123050).  This information is incorporated herein by reference.

Item 2.

Index to Exhibits.

*3.1	Certificate of Incorporation
*3.2	By-Laws
*4.1	Specimen Series A Unit Certificate
*4.2	Specimen Series B Unit Certificate
*4.3	Specimen Common Stock Certificate
*4.4	Specimen Class B Common Stock Certificate
*4.5	Specimen Class W Warrant Certificate
*4.6	Specimen Class Z Warrant Certificate
*4.7	Form of Unit Purchase Option to be granted to Representative
*4.8	Form of Warrant Agreement between Continental Stock Transfer and Trust Company and the Registrant

*

Incorporated by reference from the Company’s Registration Statement on Form S-1, as amended, which was initially filed with the Securities and Exchange Commission on March 1, 2005.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

JUNIPER PARTNERS ACQUISITION CORP.

Date: January 12, 2007	By: /s/ Stuart B. Rekant Stuart B. Rekant Chairman and Chief Executive Officer

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